As Filed with the Securities and Exchange Commission on January 18, 2002
                                                    Registration No. 333-56300
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------
                       Post-Effective Amendment No. 1 to
                                   FORM S-8

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933
                            ----------------------

                                 PRIMEDIA INC.
            (Exact name of registrant as specified in its charter)

                            ----------------------

            Delaware                                   13-364753
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
 incorporation or organization)

                               745 Fifth Avenue
                           New York, New York 10151
   (Address, including zip code, of registrant's principal executive office)

                    PRIMEDIA INC. 2001 STOCK INCENTIVE PLAN
              AMENDED AND RESTATED 1999 NON-OFFICER STOCK OPTION/
                    STOCK ISSUANCE PLAN OF ABOUT.COM, INC.
               EXPERTCENTRAL.COM, INC. 1999 STOCK INCENTIVE PLAN
            GLOWBUG.COM, INC. 2000 STOCK OPTION/STOCK ISSUANCE PLAN
     SOMBASA MEDIA, INC. INCENTIVE STOCK OPTION AGREEMENT, 1999 STOCK PLAN
              1999 STOCK OPTION PLAN OF WISEADS INTERACTIVE, INC.
        ABOUT.COM, INC. SECOND AMENDED AND RESTATED 1998 STOCK OPTION/
                             STOCK ISSUANCE PLAN
    NORTH SKY, INC. (FORMERLY DIRECT CONNECT, INC.) 1997 STOCK OPTION PLAN
                           (Full title of the plans)

                           Christopher Fraser, Esq.
                                 PRIMEDIA Inc.
                               745 Fifth Avenue
                           New York, New York 10151
                                (212) 745-0100

(Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                            Gary I. Horowitz, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017

                               Explanatory Note

          PRIMEDIA Inc. is filing this Post-Effective Amendment No. 1 to Form S-8 (File No. 333-56300) to deregister 3,482,300 shares (the "Shares") of Common Stock of PRIMEDIA Inc. that were registered on Registration Statement Form S-8 (File No. 333-56300) filed on February 28, 2001. The Shares were to be issued upon exercise of options granted under the PRIMEDIA INC. 2001 Stock Incentive Plan. The Shares have not yet been issued.

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 18th day of January, 2002.

                                       PRIMEDIA INC.



                                       By: /s/ Beverly C. Chell
                                          ------------------------------------
                                          Beverly C. Chell
                                          Vice Chairman and Secretary



          Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities set forth below on January 18, 2002.

          Signature                                    Title
          ---------                                    -----


             *                           Chairman and Chief Executive Officer
-------------------------------
    (Thomas S. Rogers)

             *                                   President and Director
-------------------------------
    (Charles G. McCurdy)

             *                           Vice Chairman, Secretary and Director
-------------------------------
    (Beverly C. Chell)

                                                       Director
-------------------------------
    (David Bell)

             *                                         Director
-------------------------------
    (Meyer Feldberg)

             *                                         Director
-------------------------------
    (Perry Golkin)

             *                                         Director
-------------------------------
    (H. John Greeniaus)

          Signature                                    Title
          ---------                                    -----


             *                                         Director
-------------------------------
    (Henry Kravis)

             *                                         Director
-------------------------------
    (George R. Roberts)

             *                                         Director
-------------------------------
    (Michael T. Tokarz)

             *                           Executive Vice President and Chief
-------------------------------                   Financial Officer
    (Lawrence R. Rutkowski)



* by signing her name hereto, Beverly C. Chell signs this document on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons.

By:  /s/ Beverly C. Chell
   ----------------------------
         Beverly C. Chell
         (Attorney-in-fact)


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